EXHIBIT 21
                                          PENNCORP FINANCIAL GROUP, INC.
                                            As of December 31, 1997
PENNCORP FINANCIAL GROUP, INC. (Delaware)
     PennCorp Southwest, Inc. (Delaware)
         Southwestern Financial Corporation (Delaware)
              Southwestern Financial Services Corporation (Delaware) Southwestern Life Companies, Inc. (Delaware)
                  Constitution Life Insurance Company (Texas)
                      Southwestern Life Insurance Company (Texas)
                           I.C.H. Funding Corp. (Delaware)
                           Quail Creek Recreation, Inc. (Arizona)
                           BGFRTS L.C. (Texas)
                           GSSW Limited Partnership (Delaware)
                               GSSW-REO Ownership Corporation (Texas)
                           Saddlecreek Enterprise, L.L.C. (Texas)
                               Quail Creek Water Company, Inc. (Arizona)
                      Union Bankers Insurance Company (Texas)
                           Marquette National Life Insurance Company (Texas) American-Amicable Holdings Corporation (Delaware)
              Pioneer Security Life Insurance Company (Texas)
                  Integon Life Insurance Corporation (Texas)
                      Group Consultants, Inc. (Georgia)
                      The Network Agency, Inc. (Ohio)
                      Integon Life Network Corporation (North Carolina)
                  Occidental Life Insurance Company of North Carolina (Texas) American-Amicable Life Insurance Company of Texas (Texas)
                      Pioneer American Insurance Company (Texas)
                      ALICO Management Company (Texas)
     Pacific Life and Accident Insurance Company (Texas)
              Professional Insurance Corporation (Texas)
              Pennsylvania Life Insurance Company (Pennsylvania)
                  Peninsular Life Insurance Company (North Carolina)
                  Penncorp Life Insurance Company (Canada)
                      Penncorp Canada Marketing, Inc. (Canada)
                  Marketing One Financial Corporation (Delaware)
                      Marketing One, Inc. (Nevada)
                           Marketing One Investment Services Corporation (Texas) Marketing One of Puerto Rico, Inc. (Puerto Rico) Finesse Investments, Inc. (Hawaii)
                           Marketing One of Alabama, Inc. (Alabama)
                           Marketing One Securities, Inc. (California)
                           Tax Savers Agency, Inc. (Ohio)
                      Premier One, Inc. (North Carolina)
              United Life & Annuity Insurance Company (Louisiana)
                  United Variable Services, Inc. (Louisiana)
     UC Mortgage Corp. (Delaware)
     PennCorp Financial, Inc. (Delaware)
              California Sales Agency, Inc. ( California)
              Midwest Region, Inc. (Iowa)
                  Midwest Region Inc. of Colorado (Colorado)
              Mississippi Region Associates, Inc. (Alabama)
              Safe Drivers Agency Limited (United Kingdom)
              Southeastern Region Associates, Inc. (Alabama)
              United Silver Spring Associates, Inc. (Delaware)
     Occidental Benefits Services, Inc. (Delaware)
              Occidental Benefits Services of Alabama, Inc.
     PennCorp Financial Services, Inc. (Delaware)
              Kivex, Inc. (Delaware)
     PennCorp Occidental Corp. (Delaware)
              Penn La Franco Corporation (British Virgin Islands)